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                                                                  EXHIBIT 3.7(b)

                                    BY-LAWS

                                       OF

                            HOOKER INDUSTRIES, INC.





                        (AMENDED THROUGH APRIL 14, 1973)


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                               TABLE OF CONTENTS


                                                                                                                PAGE
                                                                                                                ----
ARTICLE I. Offices................................................................................................1
         PRINCIPAL OFFICE.........................................................................................1
         OTHER OFFICES............................................................................................1
ARTICLE II. Meetings of Shareholders..............................................................................1
         PLACE OF MEETINGS........................................................................................1
         ANNUAL MEETINGS..........................................................................................1
         SPECIAL MEETINGS.........................................................................................2
         QUORUM...................................................................................................2
         ADJOURNED MEETING AND NOTICE THEREOF.....................................................................2
         VOTING...................................................................................................2
         CONSENT OF ABSENTEES.....................................................................................3
         ACTION WITHOUT MEETING...................................................................................3
         PROXIES..................................................................................................3
         INSPECTORS OF ELECTION...................................................................................3
ARTICLE III. Directors............................................................................................4
         POWERS...................................................................................................4
         NUMBER AND QUALIFICATION OF DIRECTORS....................................................................5
         ELECTION AND TERM OF OFFICE..............................................................................5
         VACANCIES................................................................................................5
         PLACE OF MEETING.........................................................................................6
         ORGANIZATION MEETING.....................................................................................6
         OTHER REGULAR MEETINGS...................................................................................6
         SPECIAL MEETINGS.........................................................................................6
         QUORUM...................................................................................................7
         WAIVER OF NOTICE.........................................................................................7
         ADJOURNMENT..............................................................................................7
         NOTICE OF ADJOURNMENT....................................................................................7
         FEES AND COMPENSATION....................................................................................7
         ACTION WITHOUT MEETING...................................................................................7
ARTICLE IV. Officers..............................................................................................7
         OFFICERS.................................................................................................7
         ELECTION.................................................................................................8
         SUBORDINATE OFFICERS, ETC................................................................................8
         REMOVAL AND RESIGNATION..................................................................................8
         VACANCIES................................................................................................8
         CHAIRMAN OF THE BOARD....................................................................................8
         PRESIDENT................................................................................................8
         VICE PRESIDENT...........................................................................................9
         SECRETARY................................................................................................9
         TREASURER................................................................................................9


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

ARTICLE V. Miscellaneous.........................................................................................10
         RECORD DATE AND CLOSING STOCK BOOKS.....................................................................10
         INSPECTION OF CORPORATE RECORDS.........................................................................10
         CHECKS, DRAFTS, ETC.....................................................................................10
         CONTRACTS, ETC., HOW EXECUTED...........................................................................10
         CERTIFICATES OF STOCK...................................................................................10
         LOST CERTIFICATES.......................................................................................11
         REPRESENTATION OF SHARES OF OTHER CORPORATIONS..........................................................11
         INSPECTION OF BY-LAWS...................................................................................11
         EMPLOYEE STOCK PURCHASE PLANS...........................................................................11
         ANNUAL REPORT TO SHAREHOLDERS...........................................................................12
         FILING STATEMENT OF CORPORATE OFFICERS..................................................................12
         CONSTRUCTION AND DEFINITIONS............................................................................13
ARTICLE VI. Amendments...........................................................................................13
         POWER OF SHAREHOLDERS...................................................................................13
         POWER OF DIRECTORS......................................................................................13


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                                  ARTICLE I.

                                    Offices.

         Section 1. PRINCIPAL OFFICE. The principal office for the transaction of the business of the corporation in California is hereby fixed and located at:

                           1009 West Brooks Street
                           City of Ontario
                           County of San Bernardino
                           State of California

The board of directors is hereby granted full power and authority to change said principal office from one location to another in said county. Any such change shall be noted on the by-laws by the secretary, opposite this section, or this section may be amended to state the new location.

         Section 2. OTHER OFFICES. Branch or subordinated offices may at any time be established by the board of directors at any place or places where the corporation is qualified to do business.

                                  ARTICLE II.

                           Meetings of Shareholders.

         Section 1. PLACE OF MEETINGS. Meetings of shareholders shall be held at any place within or without the State of California designated either by the board of directors pursuant to authority hereinafter granted to said board, or by the written consent of all persons entitled to vote thereat, given before or after the meeting and filed with the secretary of the corporation. In the absence of any such designation, shareholders' meetings shall be held at the principal office of the corporation.

         Section 2. ANNUAL MEETINGS. The annual meetings of shareholders shall be held on:

         the first day of November in each year at the hour of 10 a.m.;

provided, however, that should said day fall upon a legal holiday, then any such annual meeting of shareholders shall be held at the same time and place on the next day thereafter ensuing which is a full business day. At such meeting directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the power of the shareholder.

         Written notice of each annual meeting shall be given to each shareholder entitled to vote, either personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at his address appearing on the books of the corporation or given by him to


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the corporation for the purpose of notice. If a shareholder gives no address notice shall be deemed to have been given him if sent by mail or other means of written communication addressed to the place where the principal office of the corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said office is located. All such notices shall be sent to each shareholder entitled thereto not loess than seven days before each annual meeting. Such notices shall specify the place, the day and the hour of such meeting and shall state such other matters, if any, as may be expressly required by statute.

         Section 3. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the president, or by any vice-president, or by the board of directors, or by one or more shareholders holding not less than one-fifth of the voting power of the corporation. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of shareholders. Notices of any special meeting shall specify, in addition to the place, day and hour of such meeting, the general nature of the business to be transacted.

         Section 4. QUORUM. The presence in person or by proxy of the persons entitled to vote a majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 5. ADJOURNED MEETING AND NOTICE THEREOF. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at such meeting.

         When any shareholders' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken.

         Section 6. VOTING. Unless a record date for voting purposes be fixed as provided in Section 1 of Article V of these by-laws then, subject to the provisions of Sections 2218 to 2223, inclusive, of the Corporations Code of California, only persons in whose names shares entitled to vote stand on the stock records of the corporation on the day three days prior to any meeting of shareholders shall be entitled to vote at such meeting. Such vote may be viva voce or by ballot; provided, however, that all elections for directors must be by ballot upon demand made by a shareholder at any election and before the voting begins. Every shareholder entitled to vote at an election for directors shall have the right to cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or to distribute his votes on the same principle among as many


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candidates as he shall think fit. The candidates receiving the highest number of votes up to the number of directors to be elected shall be elected.

         Section 7. CONSENT OF ABSENTEES. The transactions of any meeting of shareholders, either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         Section 8. ACTION WITHOUT MEETING. Any action which, under any provision of the California General Corporation Law, may be taken at a meeting of the shareholders, may be taken without a meeting if authorized by a writing signed by all of the persons who would be entitled to vote upon such action at a meeting, and filed with the secretary of the corporation.

         Section 9. PROXIES. Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the secretary of the corporation. Any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the secretary of the corporation; provided that no such proxy shall be valid after the expiration of eleven months from the date of its execution, unless the person executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven years from the date of its execution.

         Section 10. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the board of directors may appoint any persons other than nominees for office inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election be not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting, or at the meeting by the chairman.

         The duties of such inspectors shall be as prescribed by Section 2233 of the Corporations Code of California and shall include: determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.


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                                 ARTICLE III.

                                   Directors.

         Section 1. POWERS. Subject to limitations of the articles of incorporation, of the by-laws, and of the California General Corporation Law as to action to be authorized or approved by the shareholders, and subject to the duties of directors as prescribed by the by-laws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the board of directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to wit:

         First:   To select and remove all the other offices, agents and
employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the articles of incorporation or the by-laws, fix their compensation and require from them security for faithful service.

         Second: To conduct, manage and control the affairs and business of the corporation, and to make such rules and regulations therefor not inconsistent with law, as they may deem best.

         Third:   To change the principal office for the transaction of the
business of the corporation from one location to another within the same county as provided in Article I, Section 1, hereof; to fix and locate from time to time one or more subsidiary offices of the corporation within or without the State of California, as provided in Article I, Section 2, hereof; to designate any place within or without the State of California for the holding of any shareholders' meeting or meetings; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

         Fourth: To authorize the issue of shares of stock of the corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities cancelled, or tangible or intangible property actually received, or in the case of shares issued as a dividend against amounts transferred from surplus to stated capital.

         Fifth:   To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

         Sixth:   To appoint an executive committee and other committees, and to delegate to the executive committee any of the powers and authority of the board in the management of the business and affairs of the corporation, except the power to declare dividends and to adopt,


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amend or repeal by-laws. The board of directors shall have the power to prescribe the manner in which proceedings of the executive committee and other committees shall be conducted. The executive committee shall be composed of two or more directors. Unless the board of directors shall otherwise provide: regular meetings of the executive committee, notice of which is hereby dispensed with, shall be held at such times as are determined by the board of directors, or by such committee if appointed; special meetings of the executive committee shall be held at the principal office of the corporation, or at any place which has been designated from time to time by resolution of the executive committee or by written consent of all members thereof, and may be called by the president, any vice-president who is a member of the executive committee, or any two members thereof, upon written notice to the members of the executive committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the board of directors of the time and place of special meetings of the board of directors; minutes shall be kept of each meeting of the executive committee; vacancies in the membership of the executive committee may be filled by the board of directors; a majority of the authorized number of members of the executive committee shall constitute a quorum for the transaction of business; and transactions of any meeting of the executive committee, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the members not present signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a party of the minutes of the meeting.

         Section 2. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors shall be not less than eight nor more than eleven until changed by amendment of the articles of incorporation or by a by-law duly adopted by the shareholders. The exact number of directors shall be fixed, within the limits specified in the articles of incorporation or in the by-laws, by a by-law or amendment thereof duly adopted by the shareholders or by the board of directors.

         The exact number of directors shall be nine until changed as provided in the foregoing paragraph of this Section 2.

         Section 3. ELECTION AND TERM OF OFFICE. The directors shall be elected at each annual meeting of shareholders but, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. All directors shall hold office until their respective successors are elected.

         Section 4. VACANCIES. Vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the shareholders.

         A vacancy or vacancies in the board of directors shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors be


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increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

         The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. If the board of directors accept the resignation of a director rendered to take effect at a future time, the board or the shareholders shall have power to elect a successor to take office when the resignation is to become effective.

         No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

         Section 5. PLACE OF MEETING. Regular meetings of the board of directors shall be held at any place within or without the state which has been designated from time to time by resolution of the board or by written consent of all members of the board. In the absence of such designation regular meetings shall be held at the principal office of the corporation. Special meetings of the board may be held either at a place so designated or at the principal office.

         Section 6. ORGANIZATION MEETING. Immediately following each annual meeting of shareholders the board of directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Call and notice of such meetings are hereby dispenses with.

         Section 7. OTHER REGULAR MEETINGS. Other regular meetings of the board of directors shall be hale without call on those dates and items which may be specified by duly adopted amendments of this Section 7; provided, however, should any of those said dates fall upon a legal holiday, then said meeting shall be held at the same time on the next day thereafter ensuing which is a full business day. Notice of all such regular meetings of the board of directors is hereby dispensed with.

         Section 8. SPECIAL MEETINGS. Special meetings of the board of directors for any purpose or purposes shall be called at any time by the president or, if he is absent or unable or refuses to act, by any vice-president or by any two directors.

         Written notice of the time and place of special meetings shall be delivered personally to each director or sent to each director by mail or by other form of written communication, charges prepaid, addressed to him at his address as it is shown upon the records of the corporation or, if it is not so shown on such records or is not readily ascertainable, at the place in which the meeting of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company in the place in which the principal office of the corporation is located at least 48 hours prior to the time of the holding of the meeting. In case such notice is delivered as above provided, it shall be so delivered at least 24 hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery as above provided shall be due, legal and personal notice to such director.


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         Section 9.        QUORUM. A majority of the number of directors then
fixed as the exact number of directors authorized shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, unless a greater number be required by law or by the articles of incorporation.

         Section 10. WAIVER OF NOTICE. The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         Section 11. ADJOURNMENT. A quorum of the directors may adjourn any directors' meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum a majority of the directors present at any directors' meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the board.

         Section 12. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

         Section 13. FEES AND COMPENSATION. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the board.

         Section 14. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the board of directors under the General Corporation Law of the State of California may be taken without a meeting if all members of the board shall individually or collectively consent in writing to such action. Such consent shall have the same effect as an unanimous vote of the board of directors and shall be filed with the minutes of the proceedings of the board. Any certificate or other document filed under any provision of the General Corporation Law of the State of California which relates to actions so taken shall state that the action was taken by unanimous written consent of the board without a meeting and that these by-laws authorize the directors to so act.

                                  ARTICLE IV.

                                   Officers.

         Section 1. OFFICERS. The officers of the corporation shall be a president, a vice-president, a secretary and a treasurer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more additional vice-presidents, one or more


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assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold two or more offices, except that the offices of president and secretary shall not be held by the same person.

         Section 2. ELECTION. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by the board of directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

         Section 3. SUBORDINATE OFFICERS, ETC. The board of directors may appoint, and may empower the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the by-laws or as the board of directors may from time to time determine.

         Section 4. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by the board of directors, at any regular or special meeting thereof, or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

         Any officer may resign at any time by giving written notice to the board of directors or to the president, or to the secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the by-laws for regular appointments to such office.

         Section 6. CHAIRMAN OF THE BOARD. The chairman of the board, if there shall be such an officer, shall, if present, preside at all meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the by-laws.

         Section 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and, in the absence of the chairman of the board, or if there by none, at all meetings of the board of directors. He shall be ex-officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of


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president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or the by-laws.

         Section 8. VICE PRESIDENT. In the absence or disability of the president, the vice-president in order of their rank as fixed by the board of directors or, if not ranked, the vice-president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice-presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or the by-laws.

         Section 9. SECRETARY. The secretary shall keep or cause to be kept, at the principal office or such other place as the board of directors may order, a book of minutes of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

         The secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

         The secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the board of directors required by the by-laws or by law to be given, and he shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by the by-laws.

         Section 10. TREASURER. The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any director.

         The treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. He shall disburse the funds of the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or the by-laws.


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                                  ARTICLE V.

                                 Miscellaneous.

         Section 1. RECORD DATE AND CLOSING STOCK BOOKS. The board of directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion, or exchange of shares. The record date so fixed shall be not more than 50 days prior to the date of the meeting or event for the purposes of which it is fixed. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive a dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

         Section 2. INSPECTION OF CORPORATE RECORDS. The share register or duplicate share register, the books of account, and minutes of proceedings of the shareholders and directors and of the executive and other committees of the directors and of the executive and other committees of the directors shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time, and for a purpose reasonably related to his interests as a shareholder or as the holder of a voting trust certificate and shall be exhibited at any time when required by the demand of 10% of the shares represented at any shareholders' meeting. Such inspection may be made in person or by an agent or attorney, and shall include the right to make extracts. Demand of inspection other than at a shareholders' meeting shall be made in writing upon the president, secretary, assistant secretary or general manager of the corporation.

         Section 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the board of directors.

         Section 4. CONTRACTS, ETC., HOW EXECUTED. The board of directors, except as in the by-laws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the board of directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

         Section 5. CERTIFICATES OF STOCK. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any such shares are fully paid up. All such certificates shall be signed by the president or a vice-president and the secretary or an assistant secretary, or be authenticated by facsimiles of the signatures of the


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president and the secretary or by a facsimile of the signature of the president and the written signature of the secretary or an assistant secretary. Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk, or by the facsimile signature of a transfer agent or transfer clerk, and be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers, before issuance. Even though an officer of the corporation or of a transfer agent, or a transfer clerk, who signed, or whose facsimile signature has been written, printed or stamped on, a certificate for shares shall cease by death, resignation, or otherwise to be such before such certificate is delivered by the corporation, such certificate shall be as valid as though delivered prior to the death, resignation or other termination of the capacity of such person.

         Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the board of directors or the by-laws may provide; provided, however, that any such certificate so issued prior to full payment shall state the amount remaining unpaid and the terms of payment thereof.

         Section 6. LOST CERTIFICATES. Except as hereinafter in this section provided, no new certificate for shares shall be issued in lieu of an old one unless the latter is surrendered and cancelled at the same time. The board of directors may, however, in case any certificate for shares is lost, stolen, mutilated or destroyed, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions, including reasonable indemnification of the corporation, as the board shall determine.

         Section 7. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The president or any vice-president and the secretary or assistant secretary of this corporation are authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

         Section 8. INSPECTION OF BY-LAWS. The corporation shall keep in its principal office for the transaction of business the original or a copy of the by-laws as amended or otherwise altered to date, certified by the secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

         Section 9. EMPLOYEE STOCK PURCHASE PLANS. The corporation may, upon terms and conditions herein authorized, provide and carry out an employee stock purchase plan or plans providing for the issue and sale, or for the granting of options for the purchase, of its unissued shares, or of issued shares purchased or to be purchased or acquired, to employees of the corporation or of any subsidiary or to a trustee on their behalf. Such plan may provide for such consideration as may be fixed therein, for the payment of such shares in installments or at one time and for aiding any such employees in paying for such shares by compensation for


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services or otherwise. Any such plan before becoming effective must be approved or authorized by the board of directors of the corporation.

         Such plan may include, among other things, provisions determining of providing for the determination by the board of directors, or any committee thereof designated by the board of directors, of:

                  (a) eligibility of employees (including officers and directors) to participate therein, (b) the number and class of shares which may be subscribed for or for which options may be granted under the plan, (c) the time and method of payment therefor, (d) the price or prices at which such shares shall be issued or sold, (e) whether or not title to the shares shall be reserved to the corporation until full payment therefor, (f) the effect of the death of an employee participating in the plan or termination of his employment, including whether there shall be any option or obligation on the part of the corporation to repurchase the shares thereupon, (g) restrictions, if any, upon the transfer of the shares, and the time limits and termination of the plan, (h) termination, continuation or adjustments of the rights of participating employees upon the happening of specified contingencies, including increase or decrease in the number of issued shares of the class covered by the plan without receipt of consideration by the corporation or any exchange of shares of such class for stock or securities of another corporation pursuant to a reorganization or merger, consolidation or dissolution of the corporation, (i) amendment, termination, interpretation and administration of such plan by the board of directors, and (j) any other matters, not repugnant to law, as may be included in the plan as approved or authorized by the board of directors or any committee.

         Section 10. ANNUAL REPORT TO SHAREHOLDERS. The annual report to shareholders referred to in Section 3006 of the Corporations Code of the State of California is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the board of directors from issuing annual or other periodic reports to shareholders, or as affecting the rights of shareholders to obtain financial statements as provided by Section 3011 of the Corporations Code.

         Section 11. FILING STATEMENT OF CORPORATE OFFICERS. The secretary or assistant secretary of the corporation, during the period commencing on April 1 and ending on June 30 in each year, shall file with the Secretary of State of the State of California, on a form prescribed by him, a statement of the names and complete business or residence addresses of its


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president, vice-president, secretary, and treasurer, together with a statement of the location and address of its principal office, in compliance with Section 3301 of the Corporations Code of California.

         Section 12. CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the California General Corporation Law shall govern the construction of these by-laws. Without limiting the generality of the foregoing, the masculine gender includes the plural and the plural number includes the singular, and the term "person" includes a corporation as well as a natural person.

                                  ARTICLE VI.

                                  Amendments.

         Section 1. POWER OF SHAREHOLDERS. New by-laws may be adopted or these by-laws may be amended or repealed by the vote of shareholders entitled to exercise a majority of the voting power of the corporation or by the written assent of such shareholders, except as otherwise provided by law or by the articles of incorporation.

         Section 2. POWER OF DIRECTORS. Subject to the right of shareholders as provided in Section 1 of this Article VI to adopt, amended or repealed by the board of directors, provided, however, that a by-law or amendment thereof changing the authorized number of directors may be adopted, amended or repealed by the board of directors only for the purpose of fixing the exact number of directors within the limits specified in the articles of incorporation or in Section 2 of Article III of these by-laws.


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

                            CERTIFICATE OF SECRETARY
                                       OF
                            HOOKER INDUSTRIES, INC.,
                            a California corporation

         I, David V. Spangler, Secretary of Hooker Industries, Inc., a California corporation (the "Corporation"), hereby certify that attached hereto as EXHIBIT A is a true, correct and complete copy of the amendments to the Bylaws of the Corporation, adopted by the shareholders of the Corporation and effective as of July 1, 1999.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of July 1, 1999.

                                           /s/ David V. Spangler
                                       ------------------------------
                                       David V. Spangler
                                       Secretary

                      EXHIBIT TO CERTIFICATE OF SECRETARY

         Section 2. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors shall be three until changed by amendment to the articles of incorporation or by a by-law duly adopted by the shareholders.